EXHIBIT 99.1


                                  NEWS RELEASE
--------------------------------------------------------------------------------
  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666
--------------------------------------------------------------------------------

                                        CONTACT:      Investors:
                                                      Stephen C. Forsyth
                                                      (203) 969-0666 ext. 425
                                                      stephen.forsyth@hexcel.com

                                                      Media:
                                                      Michael Bacal
                                                      (203) 969-0666 ext. 426
                                                      michael.bacal@hexcel.com


                    HEXCEL REPORTS 2001 FIRST QUARTER RESULTS

           ADJUSTED EBITDA INCREASES TO $38.9 MILLION FOR THE QUARTER
       COMMERCIAL AEROSPACE, SPACE & DEFENSE AND INDUSTRIAL REVENUES GROW
        ELECTRONICS REVENUES SHOW IMPACT OF INDUSTRY INVENTORY CORRECTION

   -----------------------------------------------------------------------------------------------------------------
                                                                                   QUARTER ENDED
                                                                              MARCH 31,           DECEMBER 31,
                                                                      ----------------------------------------------
   (IN MILLIONS, EXCEPT PER SHARE DATA)                                     2001       2000                2000
   -----------------------------------------------------------------------------------------------------------------
   PRO FORMA (a):

      Sales                                                               $276.2       $263.2              $256.9
      Adjusted EBITDA (b)                                                  $38.9        $36.5               $37.1
      Adjusted net income (c)                                               $6.2         $4.2                $5.0
      Adjusted diluted earnings per share (c)                              $0.16        $0.11               $0.13
   -----------------------------------------------------------------------------------------------------------------
    AS REPORTED:

      Sales                                                               $276.2       $279.8              $256.9
      Gross margin %                                                       21.8%        22.2%               22.2%
      Adjusted operating income % (c)                                       8.6%         8.2%                8.8%
      Adjusted EBITDA (b)                                                  $38.9        $38.0               $37.1
      Net income                                                            $5.5         $2.6                $1.0
      Adjusted net income (c)                                               $6.2         $3.4                $5.0

      Diluted earnings per share                                           $0.15        $0.07               $0.03
      Adjusted diluted earnings per share (c)                              $0.16        $0.09               $0.13
   -----------------------------------------------------------------------------------------------------------------

(a) Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred on January 1, 2000.
(b) Excludes business consolidation expenses, interest, taxes, depreciation, amortization, and equity in earnings of affiliated companies.
(c)  Excludes business consolidation expenses and related income taxes.

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


STAMFORD, CT, April 19, 2001 - Hexcel Corporation (NYSE/PCX: HXL) today reported results for the first quarter of 2001. Net income for the 2001 first quarter was $5.5 million, or $0.15 per diluted share, compared with net income of $2.6 million, or $0.07 per diluted share, for the first quarter of 2000. Net income adjusted to exclude business consolidation expenses was $6.2 million for the first quarter of 2001, or $0.16 per diluted share. This compares to adjusted net income of $3.4 million, or $0.09 per diluted share for the same period in 2000.

Adjusted EBITDA for the first quarter of 2001 was $38.9 million versus $36.5 million on a pro forma basis for the first quarter of 2000. The pro forma basis gives effect to the sale of the Bellingham aircraft interiors business that the Company sold on April 26, 2000 as if it had occurred on January 1, 2000. Adjusted EBITDA for the fourth quarter of 2000 was $37.1 million, including $2.9 million contributed by changes in U.S. retirement benefit plans, net of costs incurred in connection with the purchase of Hexcel common stock by the Goldman Sachs investor group. Before these items, Adjusted EBITDA for the fourth quarter of 2000 was $34.2 million.

CHAIRMAN'S COMMENTS

Commenting on Hexcel's first quarter 2001 results, Mr. John J. Lee, Chairman and CEO, said, "The first quarter evidenced the moderate growth we anticipated in many of our business segments despite the changing macro economic environment. Revenue from the commercial aerospace segment grew due to higher Airbus, Boeing and regional aircraft build rates. We also saw higher revenues from space & defense and from our industrial markets."


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

Mr. Lee continued, "However, our sales to the electronics market have been impacted by a downturn in the electronics industry and the ensuing adjustments throughout the electronics industry supply chain. U.S. electronics market sales started to slow in January and February, but declined significantly as the month of March progressed. While European market demand remained robust for much of the quarter, March sales showed an initial impact of the downturn and indications are that the market will be impacted by similar supply chain adjustments in the second quarter. Throughout the first quarter, we have responded promptly to reduced demand in electronics by idling manufacturing capacity and furloughing production employees. We will continue to monitor the situation closely and make further adjustments if warranted by market developments. Customer orders so far in April have remained at the reduced levels we saw in March, and our customers are not yet able to determine when the market will return to more normal levels that reflect the fundamental growth rate of the electronics industry. With this lack of visibility, we must conclude our electronics revenues will be lower still in the second quarter than they were in the first quarter."

Mr. Lee noted, "We were pleased by the growth in both revenues and EBITDA in the first quarter despite the situation in the electronics market and the impact of higher energy costs, particularly at our plants in the Western United States. The second quarter looks to be a tougher challenge. Like all businesses we face the uncertainties of the current economy. Although sales to the aerospace markets remain robust, lower sales to the electronics market will impact earnings for the quarter."

Mr. Lee concluded, "During the quarter, we also completed our review of the strategic options for our engineered products business and have concluded that we can create greater value by continuing to manage the business, restoring its


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

operating performance and successfully commissioning its joint ventures in China and Malaysia. While profitability of the business was low during the first quarter, it was in line with our expectations. The business is focused on improving its performance as the year progresses."

REVENUE TRENDS

Revenue of $276.2 million for the first quarter of 2001 was 5% higher than 2000 first quarter pro forma revenue of $263.2 million, which gives effect to the sale of the Bellingham aircraft interiors business as if it had occurred on January 1, 2000. Revenue for the first quarter of 2001 was also $19.3 million, or 8%, higher than the fourth quarter of 2000. Had the same U.S. dollar, British pound and Euro exchange rates applied in the first quarter of 2001 as in the first quarter of 2000, revenue for the 2001 quarter would have been $283.2 million, or 8% higher than the pro forma total for the 2000 quarter.

Revenue increases were achieved in the commercial aerospace market as a result of higher build rates for Airbus, Boeing and several regional aircraft manufacturers. In the space and defense market, sales reflected increased production related to several programs, including the F/A-18 and Eurofighter as well as Delta launchers. Offsetting these increases were lower sales volumes in the electronics market.

GROSS MARGIN AND ADJUSTED OPERATING INCOME

Gross margin for the first quarter of 2001 was $60.1 million or 21.8% of net sales, compared with $57.7 million or 21.9% of net sales on a pro forma basis for the first quarter of 2000, and $57.0 million or 22.2% of net sales for the fourth quarter of 2000. First quarter 2001 gross margins were negatively


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

impacted by increased energy costs, particularly in the Western United States and reduced production at our U.S. electronics fabrics manufacturing plants. Energy costs in the first quarter of 2001 were approximately $2 million higher than in the fourth quarter of 2000.

Operating income, adjusted to exclude business consolidation expenses, was $23.7 million for the first quarter of 2001, or 8.6% of sales. This compares to adjusted operating income of $21.9 million, or 8.3% of net sales on a pro forma basis for the first quarter of 2000.

EQUITY IN EARNINGS OF AFFILIATED COMPANIES

Equity in earnings of affiliated companies for the 2001 first quarter were $1.4 million, compared to $0.4 million for the first quarter of 2000, reflecting the strong performance of Hexcel's electronics fabrics venture in Asia, partially offset by the initial start-up costs of the Company's engineered products ventures in China and Malaysia. The electronics industry market conditions discussed above has also started to impact Asian customer demand and are anticipated to reduce the second quarter 2001 equity in earnings from our Asian joint venture. The Company has previously advised that its equity in earnings in 2001 would be about half that reported in 2000 as a result of recording start-up losses for its China and Malaysia joint ventures as they ramp up their manufacturing operations.

DEBT AND CASH FLOW

The Company's total debt, net of cash increased by $4.2 million to $672.7 million as of March 31, 2001 compared to December 31, 2000. The Company has historically used cash in the first quarter of each year due to the timing of


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

expenditures. The increase in debt is lower this year than in the past. While the Company remains highly focused on working capital management, inventories grew in the quarter in part as a result of the rapid fall-off in electronics market demand. Accounts receivable also grew as a result of increased sales.

                                      * * *
Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

                    DISCLAIMER ON FORWARD LOOKING STATEMENTS
--------------------------------------------------------------------------------
This press release contains statements that are forward looking, including statements relating to market conditions (including commercial and military aircraft build rates and demand for electronics and industrial products), sales volumes, cost reductions, production efficiencies and improvements, EBITDA, equity in earnings of joint ventures and free cash flow. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.
--------------------------------------------------------------------------------


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



HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------
                                                                                              UNAUDITED
                                                                              -------------------------------------
                                                                                      QUARTER ENDED MARCH 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                                  2001                2000
-------------------------------------------------------------------------------------------------------------------
Net sales                                                                         $  276.2               $ 279.8
Cost of sales                                                                        216.1                 217.6
-------------------------------------------------------------------------------------------------------------------
  Gross margin                                                                        60.1                  62.2

Selling, general and administrative expenses                                          31.7                  32.9
Research and technology expenses                                                       4.7                   6.3
Business consolidation expenses                                                        1.1                   1.2
-------------------------------------------------------------------------------------------------------------------
  Operating income                                                                    22.6                  21.8

Interest expense                                                                      16.3                  18.4
-------------------------------------------------------------------------------------------------------------------

  Income before income taxes                                                           6.3                   3.4
Provision for income taxes                                                             2.2                   1.2
Equity in income of affiliated companies                                               1.4                   0.4
-------------------------------------------------------------------------------------------------------------------

  Net income                                                                      $    5.5               $   2.6
-------------------------------------------------------------------------------------------------------------------

Net income per share:
  Basic                                                                           $   0.15               $  0.07
  Diluted                                                                         $   0.15               $  0.07
  Diluted, excluding goodwill amortization                                        $   0.20               $  0.13

Weighted average shares:
  Basic                                                                               37.2                  36.6
  Diluted                                                                             38.1                  36.8
-------------------------------------------------------------------------------------------------------------------

The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the computations of net income per diluted share, as they were antidilutive.


HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT
------------------------------------------ -------------------------------------------------------------------------
                                                                          UNAUDITED
                                           ------------- --------------- --------------- --------------- -----------
                                            COMMERCIAL       SPACE &
(IN MILLIONS)                               AEROSPACE       DEFENSE       ELECTRONICS      INDUSTRIAL     TOTAL
------------------------------------------ ------------- --------------- --------------- --------------- -----------
FIRST QUARTER 2001 NET SALES
Reinforcement products                      $   18.1       $     5.5        $    34.7      $    28.1     $    86.4
Composite materials                             99.3            26.9                -           34.0         160.2
Engineered products                             26.0             3.6                -              -          29.6
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------
  Total                                     $  143.4       $    36.0        $    34.7      $    62.1     $   276.2
                                                 52%             13%              13%            22%          100%
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------
FOURTH QUARTER 2000 NET SALES
Reinforcement products                      $   13.6       $     3.4        $    46.1      $    26.0     $    89.1
Composite materials 1                           84.0            27.2                -           29.2         140.4
Engineered products                             24.9             2.5                -              -          27.4
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------
  Total                                     $  122.5       $    33.1        $    46.1      $    55.2     $   256.9
                                                 48%             13%              18%            21%          100%
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------
PRO FORMA FIRST QUARTER 2000 NET SALES
Reinforcement products                      $   15.6       $     4.1        $    43.6      $    23.8     $    87.1
Composite materials 1                           90.8            23.3                -           32.4         146.5
Engineered products                             27.1             2.5                -              -          29.6
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------
  Total                                     $  133.5       $    29.9        $    43.6      $    56.2     $   263.2
                                                 51%             11%              17%            21%          100%
------------------------------------------ --- --------- ---- ---------- ------ -------- ---- --------- -- ---------

1 2000 has been restated for comparative purposes.



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

HEXCEL CORPORATION AND SUBSIDIARIES
ACTUAL AND PRO FORMA SEGMENT DATA
--------------------------------------------------------------------------------------------------------------------
                                                                        UNAUDITED
------------------------------------- ------------------------------------------------------------------------------
                                      REINFORCEMENT        COMPOSITE      ENGINEERED      CORPORATE
(IN MILLIONS)                            PRODUCTS          MATERIALS       PRODUCTS       & OTHER1       TOTAL
------------------------------------- ----------------- --------------- -------------- ------------- ---------------
FIRST QUARTER 2001
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   86.4         $  160.2     $     29.6     $       -       $  276.2
  Intersegment sales                          29.7              2.1              -             -           31.8
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              116.1            162.3           29.6             -          308.0

  Adjusted EBIT2                              11.4             20.7            0.6          (9.0)          23.7
  Depreciation and amortization                9.2              4.7            0.8           0.5           15.2
  Business consolidation expenses                -              1.1              -             -            1.1
  Capital expenditures                         6.2              3.9            0.2           0.3           10.6
----------------------------------------    ----------- ---- ---------- --- ---------- -- ---------- --- -----------
FOURTH QUARTER 2000
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   89.1         $  140.4           27.4     $       -       $  256.9
  Intersegment sales                          24.3              1.7              -             -           26.0
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              113.4            142.1           27.4             -          282.9

  Adjusted EBIT2                              11.6             16.3            1.1          (6.5)          22.5
  Depreciation and amortization                8.6              4.5            0.7           0.8           14.6
  Business consolidation expenses              0.6              5.7            0.1             -            6.4
  Capital expenditures                         7.1              9.5            0.2           0.6           17.4
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
PRO FORMA FIRST QUARTER 2000
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
  Net sales to external customers         $   87.1         $  146.5     $     29.6     $       -       $  263.2
  Intersegment sales                          27.2              1.8              -             -           29.0
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------
    Total sales                              114.3            148.3           29.6             -          292.2

  Adjusted EBIT2                              10.5             18.5            2.1          (9.2)          21.9
  Depreciation and amortization                8.6              4.8            0.7           0.6           14.7
  Business consolidation expenses              0.7              0.4            0.1             -            1.2
  Capital expenditures                         1.0              3.0            0.2             -            4.2
---------------------------------------- -- ----------- ---- ---------- --- ---------- -- ---------- --- -----------

1 The Company does not allocate corporate expenses to its business segments.
2 Consists of earnings before interest, taxes, business consolidation expenses and equity in income of affiliated companies.



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

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------
                                                                              UNAUDITED
                                                                         --------------------------------------------
                                                                              MARCH 31,            December 31,
(IN MILLIONS, EXCEPT PER SHARE DATA)                                             2001                  2000
---------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                  $       7.2            $      5.1
   Accounts receivable                                                             163.9                 150.3
   Inventories                                                                     162.8                 155.4
   Prepaid expenses and other assets                                                 6.7                   5.5
   Deferred tax asset                                                                7.7                   9.7
---------------------------------------------------------------------------------------------------------------------
   Total current assets                                                            348.3                 326.0

Property, plant and equipment                                                      610.3                 615.3
Less accumulated depreciation                                                     (257.7)               (255.6)
---------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                                352.6                 359.7

Goodwill and other purchased intangibles, net of accumulated
   amortization of $39.2 in 2001 and $36.1 in 2000                                 387.8                 391.7
Investments in affiliated companies and other assets                               136.8                 134.0
---------------------------------------------------------------------------------------------------------------------

Total assets                                                                 $   1,225.5            $  1,211.4
---------------------------------------------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current maturities of capital lease obligations          $      16.7            $     22.1
  Accounts payable                                                                  88.0                  69.4
  Accrued liabilities                                                              101.6                 106.4
---------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                        206.3                 197.9

Long-term notes payable and capital lease obligations                              638.8                 627.1
Indebtedness to related parties                                                     24.4                  24.4
Other non-current liabilities                                                       48.8                  46.3
---------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                  918.3                 895.7

Stockholders' equity:
Preferred stock, no par value, 20.0 shares of stock authorized,
  no shares issued or outstanding in 2001 and 2000                                     -                     -
Common stock, $0.01 par value, 100.0 shares of stock authorized,
  shares issued and outstanding of 38.0 in 2001 and 2000                             0.4                   0.4
Additional paid-in capital                                                         281.9                 280.7
Retained earnings                                                                   71.3                  65.8
Accumulated other comprehensive loss                                               (35.2)                (20.0)
---------------------------------------------------------------------------------------------------------------------
                                                                                   318.4                 326.9
Less - Treasury stock, at cost, 0.9 shares in 2001 and 2000                        (11.2)                (11.2)
---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                         307.2                 315.7
---------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                   $   1,225.5            $  1,211.4
---------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                      $     672.7            $    668.5
---------------------------------------------------------------------------------------------------------------------




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

HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------------------------
                                                                                                UNAUDITED
                                                                                       ----------------------------
                                                                                          QUARTER ENDED MARCH 31,
(IN MILLIONS)                                                                               2001           2000
-------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                          $      5.5        $   2.6
   Reconciliation to net cash provided by operating activities:
    Depreciation and amortization                                                            15.2           15.0
    Deferred income taxes                                                                    (3.6)          (4.5)
    Business consolidation expenses                                                           1.1            1.2
    Business consolidation payments                                                          (1.4)          (2.0)
    Equity in income of affiliated companies                                                 (1.4)          (0.4)
    Working capital changes and other                                                       (12.0)         (18.0)
-------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) operating activities                                        3.4           (6.1)
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                      (10.6)          (4.4)
  Investments in affiliated companies                                                          -            (3.4)
------------------------------------------------------------------------------------------------------------------
  Net cash used for investing activities                                                    (10.6)          (7.8)
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds (repayments) of credit facilities, net                                           15.5          26.5
   Proceeds (repayments) of long-term debt and capital lease obligations, net                (8.1)         (7.9)
  Debt issuance costs                                                                           -          (0.9)
  Activity under stock plans                                                                  0.1           0.1
-------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) financing activities                                        7.5          17.8
-------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                                  1.8           0.7
-------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                                          2.1           4.6
Cash and cash equivalents at beginning of year                                                5.1           0.2
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                             $      7.2     $     4.8
-------------------------------------------------------------------------------------------------------------------

CASH PAID FOR:
  Interest                                                                             $     25.2     $    25.3
  Taxes                                                                                $      1.9     $       -
-------------------------------------------------------------------------------------------------------------------


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